                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /      Preliminary Proxy Statement / / Confidential, for use of the
                                         Commission Only (as permitted by
                                         Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

             ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1. Title of each class of securities to which transaction applies: N/A
         2.      Aggregate number of securities to which transaction applies:
                 N/A
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
         4.      Proposed maximum aggregate value of transaction: N/A
         5.      Total fee paid: $125.00

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1.      Amount Previously Paid: N/A
         2.      Form, Schedule or Registration Statement No. N/A
         3.      Filing Party: N/A
         4.      Date Filed: N/A

                              UNITED BANCORP, INC.
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                 APRIL 16, 1996

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 16, 1996 at 4:30 p.m., local time, for the following purposes:

1. To elect five directors constituting Class II of the Board of Directors, to serve for three years until the 1999 Annual Meeting of Shareholders.

2. To consider and vote upon a proposal to approve the Directors Retainer Stock Plan.

3. To consider and vote upon a proposal to approve the Senior Management Deferred Bonus Stock Plan.

4. To ratify the appointment of Crowe, Chizek & Company, L.L.P. as independent auditors.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 1996. Since United Bank & Trust is a subsidiary of a one-bank holding company, the accompanying annual report of United Bancorp, Inc. satisfies the alternative disclosure requirements of the FDIC.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.


                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 /S/ Dale L. Chadderdon
                                 -----------------------------------
March 25, 1996                   Dale L. Chadderdon
                                 Senior Vice President, Secretary and Treasurer

                              UNITED BANCORP, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 1996

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company") of the accompanying Proxy to be used at the 1996 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 16, 1996 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 25, 1996.

The mailing address of the principal executive offices of the Company is P.O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on March 15, 1996 will be entitled to notice of and to vote at the Annual Meeting. On March 15, 1996, there were 1,489,840 shares of the Common Stock of the Company outstanding entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted in favor of the proposals presented at the Annual Meeting by the Board of Directors. Any Proxy may be revoked by the person giving it at any time prior to being voted.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Proxies may also be solicited by officers and regular employees of the Company and its subsidiary, United Bank & Trust (the "Bank"), personally and by telephone or other means, for which they will receive no additional compensation and at a minimum cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Secretary and Treasurer, at the principal executive offices of the Company by November 26, 1996.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 1996 Annual Meeting of Shareholders ("Class II Directors") are John H. Foss, David S. Hickman, Ann Hinsdale Knisel, Jeffrey T. Robideau and Richard S. Whelan

The Board of Directors has by resolution nominated five individuals for election as Class II Directors at the 1996 Annual Meeting of Shareholders. These individuals are all incumbent Class II Directors.

Those persons who are elected as Class II Directors at the 1996 Annual Meeting of Shareholders will hold office for three years. Their terms will expire at the 1999 Annual Meeting of Shareholders or upon the election and qualification of their successors. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve and for whom no substitute is recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting), Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Class II Directors receiving the five highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

So far as the Board is advised, only the five persons named above as nominees will be nominated for election as Directors at the 1996 Annual Meeting of Shareholders. It is intended that the shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

                   PROPOSAL 2 - DIRECTOR RETAINER STOCK PLAN

INTRODUCTION

Subject to shareholder approval at the Annual Meeting, the Board of Directors of the Company has adopted a deferred compensation plan, designated as the Director Retainer Stock Plan (the "Director Plan"). The Director Plan is intended to provide eligible directors of the Company and/or the Bank with a means of deferring payment of retainers and certain fees payable to them for Board service while at the same time expressing their commitment to the Company by subjecting such deferred amounts to the market performance of the Company's Common Stock. The Director Plan would not increase any cash retainers or fees payable for board service, the amounts of which would continue to be as established from time to time by the appropriate board, and any retainers or fees elected to be deferred under the plan by an eligible director ultimately would be payable in shares or cash equivalent to the market value of shares, thus more closely aligning the interest of such a director with those of the Company's shareholders.

The complete text of the Director Plan is attached to this Proxy Statement as Appendix A, and shareholders are advised to review that text as they deliberate upon the proposal to approve the plan. The remainder of this section summarizes significant features of the Director Plan and provides other information relevant to this proposal.

SUMMARY OF PLAN FEATURES

Eligibility and Permissible Deferrals. The only persons eligible to elect deferrals under the Director Plan would be those individuals who at time of election are directors of the Company and/or the Bank and are not also employees of either the Company or the Bank. Under the terms of the Director Plan, all or a portion of a participating eligible director's Retainer (defined in the Plan as the entire amount payable to the participant for serving as a director of the Company and/or the Bank during a given period, including fees for attending board meetings, but excluding any amounts payable for serving on or as chair of any board committee or payable for expense reimbursement) could be deferred.

Administration. The Director Plan is to be administered by a committee of the Company's Board of Directors (the "Director Plan committee"). Whenever (as currently is the case) the Company's Chief Executive Office also is a Company director, the Director Plan Committee will be comprised solely of the CEO; at any other time, the committee will be comprised of all Company directors other than eligible to participate in the Director Plan.

General Plan Operation. If the Director Plan is approved, each eligible director will be permitted to elect, in accordance with specified election procedures, to participate in the plan and thereby defer payment of some or all of his or her future Retainers, and to change such participation election from time to time thereafter. A participation election executed and delivered by an eligible director within the first 30 days after the Director Plan becomes effective (or, for persons who later become eligible directors, within the first 30 days after becoming eligible) would be given effect commencing with the next calendar quarter after delivery is made) or, if later, the date specified in the participation election). Other initial participation elections and any changes in initial elections would be given effect commencing no earlier than the next calendar year after delivery of such initial or changed participation election.

Once a valid participation election is made and effective, the Company would establish a bookkeeping account (a "Reserve Account") for the participating director. Thereafter, and for as long as the election is in effect, whenever a portion of his or her Retainer is earned by the participating director, the cash amount payable would be reduced by the percentage specified in the participation election, and his or her Reserve Account would be credited with units (carried to four decimal places) equal to the amount by which the participating director's cash payment was reduced, divided by the Market Price as of the payment date.

In general, pursuant to Section 7.1 of the Director Plan, on a participating director's Determination Date under the plan (defined as the earliest date on which he or she, for any reason, is neither a director of the Company, nor a director of the Bank) or within 30 days thereafter, the Company would be required to issue and deliver to the participant that number of Shares which equals the number of whole units credited to his or her Reserve Account as of the Determination Date and to pay the participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the Reserve Account as of that date and the number of Shares being issued, multiplied by the Market Price on that date. If, on the date Shares are issued to the participant, any cash dividend or other cash distribution on Shares has been declared which has a record date earlier than the issuance date but after the Determination Date, the amount of that cash dividend or distribution, multiplied by the total number of units in the participant's Reserve Account as of the Determination Date, also would be payable in cash to the participant.

However, if the Director Plan's limits on available Shares would be violated by settlement of the Reserve Account as described above, the number of Shares to be issued would be reduced and the amount of cash to be paid would be increased as contemplated by Section 7.2 of the plan, and in the case of death or mental incapacity of a participant, Shares may be issued and/or payment made to the participant's beneficiary or another person specified in Section 7.3. In any case, the Company's obligation to settle a Reserve Account would be subject to satisfaction of an applicable tax withholding requirements.

Type of Shares Covered; Limits and Adjustments. As defined in the Director Plan, unless and until an adjustment in the kind of shares available for the plan is required pursuant to Section 9 thereof, any reference to a "Share" means a share of the Company's Common Stock. Subject to adjustment as provided in Section 9, the maximum number of Shares that may be issued pursuant to the Director Plan is 20,000. Thus, based on the number of shares of Common Stock issued and outstanding at March 15, 1996, the maximum potential dilution in their respective ownership of Common Stock that owners of such shares could experience as a result of issuances of Common Stock under the Director Plan would be 1.34%.

Section 9 of the Director Plan provides that, if any of the events specified therein affecting the Shares should occur, there shall be made such adjustment or adjustments (if any) in the number and type of Shares issuable under the Director Plan and in the numbers of units credited to participating directors' Reserve Accounts as the Company's Board of Directors deems appropriate in light of such event in order to continue to make available the benefits intended by the plan. The intention of Section 9 is to authorize the sorts of adjustments normally made to prevent dilution of benefits under a plan of this sort, not to increase such benefits.

Market Price. As used in the Director Plan, the term "Market Price" means the price of a Share (currently, a share of Common Stock) on a given date, determined by whichever of the four determination methods specified in the Market Price definition then is applicable. Currently, shares of Common Stock are not listed for trading on any national stock exchange, and bid and asked prices for such shares are not quoted through the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), making the first two determination methods specified in the definition inapplicable. However, bid and asked prices for such shares are quoted by First of Michigan Corporation ("FoM"), a broker-dealer which acts as a market-maker in the shares and is the only broker-dealer known to the Company to be doing so. While this continues to be the case, the third determination method specified in the plan's definition would apply, and the Market Price of a share of Common Stock for a given date therefore would be the average of the highest bid and lowest asked prices for a share quoted by FoM on that date (or, if no prices are quoted on that date, on the next preceding date on which they were quoted). On March 8, 1996, the high bid and low asked prices for a share of Common Stock quoted by FoM were $29.25 and $28.00, respectively.

Duration of the Plan; Amendments. The Director Plan will become effective only if and when approved by the shareholders at the Annual Meeting. If approved, the Director Plan thereafter will continue in effect until terminated by the Company's Board of Directors. The Board may at any time and from time to time amend, modify, suspend, or terminate the Director Plan, with or without shareholder approval, except that; (i) no amendment or modification of the plan would be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any national securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Securities and Exchange Commission Rule 16b-3 as then in effect and applicable to the Company; (ii) none of the foregoing actions by the Board may adversely affect the rights of a participating director with respect to an effective participation election without such participating director's consent; and (iii) for so long as may be necessary for the plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the plan and those provisions affecting the type, extent and timing of awards thereunder may not be amended more often than every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

FUTURE PLAN BENEFITS AND ILLUSTRATIVE TABLE

Due to the nature of the Director Plan, the benefits which any individual ultimately may receive under the plan, if it is approved, cannot be predicted in advance. The following table illustrates, on a pro-forma basis, the number of units that would have been credited under the Director Plan at December 31, 1995 to Reserve Accounts of the individuals and groups listed, if the Director Plan had been in effect through 1995 and the maximum amount each individual and group member could have deferred under the plan during that year had been deferred.


                            NEW PLAN BENEFITS TABLE
                      (pro-forma as of December 31, 1995)
                          Director Retainer Stock Plan

                                                          Maximum fees
                                                No. in   that could have         Number of
       Name and Position or Group               Group     been deferred            units
       --------------------------               -----     -------------          ---------
       David S. Hickman, President & CEO          1.00       $     0               0.0000

       John J. Wanke, Executive Vice President    1.00       $     0               0.0000

       All other current Executive Directors      1.00       $ 6,000             223.6195

       All current non-Executive Directors       13.50       $81,000           3,018.8627
                                              ----------------------------------------------
       All employees (including officers other   16.50        87,000           3,242.4822
         than executive officers)


VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

Shareholder approval of the Director Plan is not required by Michigan corporate law. However, because the plan contemplates the issuance of shares of Common Stock, shareholder approval currently is required in order for the Director Plan to meet certain requirements of Rule 16b-3.

Assuming the presence of a quorum, the proposal to approve the Director Plan will be carried if it receives the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon at the Annual Meeting. Thus, any abstention or broker non-vote with respect to shares entitled to vote will have no effect on the outcome of the vote on this proposal.

If the Director Plan is not approved, it will not become effective. The present intention of the Board of Directors is that in such a case it will adopt another deferred compensation plan, which would be identical in all material respects to the Director Plan as proposed, except that the substitute plan would only permit settlement of Reserve Accounts in cash. Such a substitute plan would have no potential dilutive effect on shareholders' respective percentages of currently issued and outstanding Common Stock; however, due to certain current differences in applicable accounting treatment, implementation of such a substitute plan could require future charges to Company income greater than would be the case if the Director plan were put into effect. Since only modest potential dilution could occur under the Director Plan (see discussion above under "Type of Shares Covered; Limitations and Adjustments") the Board believes that implementation of the Director Plan is preferable.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTOR RETAINER STOCK PLAN.


            PROPOSAL 3 - SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

INTRODUCTION

The Board of Directors also has adopted, subject to shareholder approval, a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan (the "Management Plan"). The Management Plan has essentially the same purposes as the Director Plan discussed in the preceding section of this Proxy Statement and would permit eligible employees of the Company or of the Bank or another Affiliated Entity (as defined in the Management Plan) to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of Shares (defined as in the Director Plan) on terms substantially similar to those of the Director Plan. The Management Plan would not increase the amounts of cash bonuses potentially payable to any employee and, due to the nature of payouts under the plan, should serve to more closely align the interest of participating employees with those of the Company's shareholders.

The complete text of the Management Plan is attached to this Proxy Statement as Appendix B, and shareholders are advised to review that text while deliberating on the proposal to approve the plan. The remainder of this section summarizes significant features of the Management Plan, particularly as they differ from those of the Director Plan, and provides other information relevant to this proposal.

SUMMARY OF PLAN FEATURES

Eligibility and Permissible Deferrals. The only persons eligible to elect deferrals under the Management Plan would be those employees of the Company or an Affiliated Entity who at time of election are eligible to participate in the Company's Cash Incentive Plan for "Tier 1" employees or such successor cash bonus plan of the Company as is then effect for senior management employees of the Company and/or Affiliated Entities (the "Cash Bonus Plan"). Under the terms of the Management Plan, an eligible employee could defer some or all of any bonus payable to the employee in a given calendar year under the Cash Bonus Plan, up to the "Deferral Limit" in effect for that year. As defined in the Management Plan, the Deferral Limit for any calendar year would be the maximum amount that any person eligible to participate in the Director plan during the immediately preceding calendar year could elect to defer for such preceding calendar year.

Administration. The Management Plan is to be administered by a committee of the Company's Board of Directors consisting of all directors of the Company other than any who are eligible to participate in the plan.

General Plan Operation. The general operation of the Management Plan would be the same in all material respects as summarized under this subheading in the preceding section of this Proxy Statement concerning the Director Plan, except that an initial election by an eligible employee to participate in the Management Plan, if delivered during the 30 day period applicable for the employee, would be give effect commencing with the next calendar year after delivery, or if later, the calendar year specified in the election, and that any other initial participation election and any changes in elections would be given effect commencing with the second calendar year following the year which the election or change is delivered, or, if later, the year specified therein.

Limits on Shares; Adjustments; Market Price. Subject to adjustment as provided in Section 9 of the Management Plan, the maximum number of Shares that may be issued under the plan is 5,000. Thus, based on the number of shares of Common Stock issued outstanding at March 15, 1996, the maximum potential dilution in their respective percentages of ownership of Common Stock that owners of such shares could experience as a result of issuances of Common Stock under the Management Plan would be .34%.

The adjustment provisions of Section 9 of the Management Plan are the same in all material respects as those of Section 9 of the Director Plan, and the Management Plan's definition of Market Price is the same as the definition of that term in the Director Plan. Additional information concerning those provisions and that definition is provided under the subheadings "Type of Shares Covered; Limits and Adjustments" and "Market Price" in the preceding section of this Proxy Statement concerning the Director Plan.

Effectiveness and Duration of the Plan; Amendments. Like the Director Plan, the Management Plan is subject to shareholder approval at the Annual Meeting and will not become effective if not so approved. In addition, even if so approved, the Management Plan will only become effective if the Director Plan also is approved. If the Management Plan becomes effective, it thereafter will continue in effect until terminated by the Company's Board of Directors. The Board at any time and from time to time may amend, modify, suspend, or terminate the

Management Plan, with or without shareholder approval, subject to limitation on such actions equivalent to those described under the subheading "Duration of the Plan; Amendments" in the section of this Proxy Statement concerning the Director Plan.

ILLUSTRATIVE TABLE

As is true of the Director Plan, the benefits which any person ultimately would receive under the Management Plan, if it is approved and becomes effective, cannot be predicted in advance, due to the nature of the plan. The following table illustrates, on a pro-forma basis, the number of units that would have been credited under the Management Plan as December 31, 1995 to Reserve Accounts of the individuals and groups listed, if the Management Plan had been in effect throughout 1995 and the maximum amount each individual and group member could have deferred under the plan during that year had been deferred.


                            NEW PLAN BENEFITS TABLE
                      (pro-forma as of December 31, 1995)
                  Senior Management Bonus Deferral Stock Plan

                                                         Maximum bonus
                                               No. in   that could have
     Name and Position or Group                 Group    been deferred     Number of units
     --------------------------                 -----    -------------     ---------------

     David S. Hickman, President & CEO            1.00        $ 6,000           221.6195

     John J. Wanke, Executive Vice President      1.00        $ 6,000           223.6195

     All current eligible Executive Officers,     3.00        $18,000           670.8584
         including those above

     All eligible employees (including officers   5.50        $33,000         1,229.9071
         other than executive officers)


VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

Shareholder approval of the Management Plan is not required by Michigan corporate law, but because the plan contemplates the issuance of shares of Common Stock, shareholder approval currently is required in order for the plan to meet certain requirements of Rule 16b-3. If the proposal to approve the Management Plan is submitted to a vote, the proposal receives the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon at the Annual Meeting, and any abstention or broker non-vote with respect to shares entitled to vote on the proposal will have no effect on the outcome of that vote. However, since effectiveness of the Management Plan is conditioned, not only upon shareholder approval of that plan, but also upon approval of the Director Plan, the proposal to approve the Management Plan will be withdrawn and no vote on that proposal will be taken if it has been determined by the time such a vote otherwise would be taken that the Director Plan has not been approved, and even if a vote on approval of the Management Plan is take and carried, the plan nevertheless will not become effective if the Director Plan is not also approved.

If the Management Plan is not approved or otherwise does not become effective, the present intention of the Board of Directors is to adopt another deferred compensation plan, which would be identical in all material respects to the Management Plan as proposed, except that the substitute plan would only permit settlement of Reserve Accounts in cash. Such a substitute plan would have no potential dilutive effect on shareholders' respective percentages of currently issued and outstanding Common Stock; however, due to certain current differences in applicable accounting treatment, implementation of such a substitute plan could require future charges to Company income greater than would be the case if the Management Plan were put into effects. Since the potential dilution under the Management Plan would be very small (see discussion above under "Limits on Shares; Adjustments; Market Price"), the Board believes that implementation of the Management Plan is preferable.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN.

                       PROPOSAL 4 - INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board of Directors itself, recommends the ratification of Crowe, Chizek & Company LLP as independent auditors for the Company and its subsidiary for the year ending December 31, 1996. Crowe, Chizek & Company LLP first became the auditors for the Company in 1988.

A representative of the firm of Crowe, Chizek & Company LLP will be present at the Annual Meeting to respond to appropriate questions in regard to their audit for 1995, and to make any comments that they deem appropriate.

                        DIRECTORS AND EXECUTIVE OFFICERS
LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings. The Bank is involved in ordinary routine litigation incident to its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Bank. Neither the Bank nor the Company is involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Bank, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Bank.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The name and age of each nominee and each incumbent Director, his or her five-year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director are as follows:

                                                                                     Director
Name, Age, and Five Year Business Experience (1)                                    Since (2)
------------------------------------------------                                    ---------
   INCUMBENT DIRECTORS - TERMS EXPIRING IN 1998 (CLASS I)
L. Donald Bush, age 62; Farmer; Owner, Leland D. Bush & Sons                            1992

Patrick D. Farver, age 41; President and Chief Operating officer (1994); Executive      1993
Vice President (through 1994), Blissfield Manufacturing Co., Blissfield, Michigan

James C. Lawson, age 48; President, Lenawee Fuels, Inc. Tecumseh, Michigan              1986

D. J. Martin, age 56; President and Director, Martin's Home Center, Tecumseh, Michigan  1985

David E. Maxwell, age 56; Executive Vice President and Chief Operating Officer;         1986

Director, Brazeway, Inc., manufacturer of extruded aluminum and related products, Adrian, Michigan

James K. Whitehouse, age 49; Director, Gift and Estate Planning, Albion College         1991
(1992); Attorney (to 1992), Whitehouse Law Office; Director (1978 - 1991), Thompson
Savings Bank, Hudson, Michigan

DIRECTOR NOMINEES - TERMS EXPIRING IN 1999 (CLASS II)
-----------------------------------------------------
John H. Foss, Age 53; Director, Vice President, Treasurer and Chief Financial Officer,  1992
Tecumseh Products Company, manufacturer of compressors and refrigeration components, engines, and power train components, Tecumseh, Michigan

David S. Hickman, age 55; President and Chief Executive Officer of the Company;         1985
Chairman and Chief Executive Officer of the Bank, Tecumseh, Michigan

Ann Hinsdale Knisel, age 45; County Extension Director, Michigan State University       1993
Extension Service, Adrian, Michigan.

Jeffrey T. Robideau, age 36; President, Tecumseh Corrugated Box Company, Tecumseh,      1995
Michigan

Richard S. Whelan, age 62; President and Director, Hoyt E. Whelan Co., agricultural     1985
implement dealer, Tecumseh, Michigan

INCUMBENT DIRECTORS - TERMS EXPIRING IN 1997 (CLASS III)
David N. Berlin, age 47; President, The Metalloy Corporation, foundry, die casting and  1991 machining of aluminum castings, Hudson, Michigan

Merlyn H. Downing, age 68; Chairman of the Company, Tecumseh, Michigan                  1985

Charles E. Gross, age 67; C.P.A.; Gross, Puckey, Gruel & Roof, P.C., Certified Public   1989
Accountants, Adrian Michigan

Linda J. Herrick, age 52; Homemaker and community volunteer                             1993

John J. Wanke, age 46; Executive Vice President of the Company (1992); Secretary of     1994
the Company (1987 to 1991); President and Chief Operating Officer of the Bank (1992);
Executive Vice President and Chief Lending Officer of the Bank (1987 to 1991)

DIRECTOR EMERITUS
-----------------
William G. Thompson, age 82, Chairman and C.E.O. (1979 to 1991); Director (1938 to      1992
1991), Thompson Savings Bank, Hudson, Michigan

---------------------------------------

1. None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a Director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended.

2. Incumbent Directors Downing, Hickman, Martin and Whelan were initially elected as Directors of the Company following its organization on May 31, 1985.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Below is a current listing of Executive Officers of the Company, setting forth the name, age, five-year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.


                                                                       Year Became
              Name, Age, and Five-Year Business Experience             Executive Officer
              --------------------------------------------             -----------------
Merlyn H. Downing, age 68; Chairman of the Company (1992); Chairman           1985
and Chief Executive Officer of the Company (1987 to 1992)

David S. Hickman, age 55; President (1987) and Chief Executive Officer        1985
(1992) of the Company; Chairman and Chief Executive Officer of the Bank

John J. Wanke, age 46; Executive Vice President of the Company (1992);        1987
Secretary of the Company (1987 to 1991); President and Chief Operating
Officer of the Bank (1992); Executive Vice President and Chief Lending
Officer of the Bank (1987 to 1991)

Dale L. Chadderdon, age 47; Senior Vice President, Secretary and              1987
Treasurer of the Company (1992); Vice President and Treasurer of the
Company (1987 to 1991); Executive Vice President and Chief Financial
Officer of the Bank (1992); Senior Vice President, Chief Financial
Officer, Cashier of the Bank (1987 to 1991)

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
    INTERESTS - TRANSACTIONS WITH THE BANK

Directors and Executive Officers of the Company, and their related interests, were customers of and had transactions (including loans and commitments to lend) with the Bank in the ordinary course of business during 1995. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 1995 to all Directors and Executive Officers of the Company, as a group, was $2,746,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company and the Bank have both appointed Audit Committees consisting of Charles E. Gross, Linda J. Herrick, James C. Lawson, David E. Maxwell and Richard S. Whelan. One of the functions of these Committees is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the Company's and the Bank's financial reporting. The Committees also review examination reports of the Federal and State regulatory agencies and recommend to their respective Boards of Directors the selection of independent auditors. Periodic reports are made by the Committees to their respective Boards of Directors regarding these matters. The Company's Audit Committee and the Bank's Audit Committee each met four times during the year ended December 31, 1995.

The Company itself has no standing nominating or compensation committees of the Board of Directors, but similar nominating and compensation functions are performed by the Executive Committee of the Board of Directors of the Bank.

The Executive Committee of the Board of Directors of the Bank met seven times during 1995, and is composed of the following Directors of the Bank: Merlyn H. Downing, John H. Foss, David S. Hickman, James C. Lawson, Donald J. Martin, and David E. Maxwell. The Committee presents a slate of nominees for approval of the Board of Directors and submission to the shareholders. Additionally, the Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Bank and the amounts paid, if any, to officers under the Bank's Incentive Compensation Plan.

During the year ended December 31, 1995, the Board of Directors of the Company met a total of five times and the Board of Directors of the Bank met a total of twelve times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member, with the exception of David N. Berlin and Jeffrey T. Robideau.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

The Company has not paid any compensation, direct or indirect, to any officer. Moreover, management has no present intention of instituting any such compensation. In the event substantial duties unrelated to the operation of the Bank should develop, this policy will be re-examined as necessary to attract and retain qualified officers of the Company.

The following table sets forth the total compensation awarded to, earned by, or paid by the Bank during 1995, 1994, and 1993 to the Chief Executive Officer and the Executive Vice President of the Company. No other Executive Officers had total annual salary and bonus which exceeded $100,000:

                                                      Annual Compensation
                                                      -------------------            All Other
     Name and Principal Position                 Year       Salary       Bonus      Compensation
     ---------------------------                 ----       ------       -----      ------------
     David S. Hickman, President and C.E.O.      1995       $149,000    $24,368       $14,970
                                                 1994        140,400     22,040        13,380
                                                 1993        135,000     12,399        14,207

     John J. Wanke, Executive Vice President     1995       $105,000    $16,948       $11,568
                                                 1994        100,000     15,212         9,506

Executive and other officers and employees of the Bank receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. These measures are constructed to recognize the influence of both external and internal factors on performance, and also include goals and objectives agreed upon by the plan participant and their evaluator. The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits, and is subject to change with the approval by the Board of Directors.

Bonuses for Executive Officers are accumulated over a five year period, subject to an annual payment of 50% of the awarded bonus. After the fifth year, the participants receive 30% of the accumulated fund balance annually. Since amounts accrued pursuant to the plan are not unconditional and are subject to future events, only the amount actually paid for the years listed are included in the Compensation Table shown above, except where an amount has been deferred at the request of a participant.

The amount listed above under "All other Compensation" includes contributions to the Bank's Employee Savings Plan, commonly known as a 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution".

COMPENSATION OF DIRECTORS

Directors of the Company were paid an annual retainer of $600 with no additional fees for meetings attended. Directors of the Bank were paid an annual retainer of $2,400, plus fees for meetings attended according to the schedule below. No Director who is also an employee of either the Company or the Bank received any compensation for their services as a Director of the Company or the Bank.


      Meeting Attended                                  Chairman All other
      ----------------                                  -------- ---------
         Board of Directors of the Bank                   n/a     $200
         Executive Committee                              n/a      150
         Loan Committee                                   150      150
         Trust Committee                                  175      150
         Audit Committee                                  175      150
         CRA Committee                                    n/a      150


Directors who are not employees do not participate in any of the Bank's employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman and Mr. Wanke are the only Directors that are paid a salary and are eligible for employee benefits.

EMPLOYMENT CONTRACTS

No employment contracts currently are in effect for any Executive Officer or Director of the Company or the Bank.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Committee of the Board of Directors serves as the Compensation Committee for the Company. The Committee reports that during 1995, Mr. Hickman, who is an Executive Officer of the Company, served as a member of the Executive Committee. However, Mr. Hickman did not participate in decisions with respect to his own compensation. No other Executive Officer served as a member of the Executive Committee during 1995.

In addition, the Committee reports that:

1. No executive officer of the Company serves on the Compensation Committee of another entity, one of whose executive officers served on the compensation committee of the Company;

2. No executive officer of the Company served as a Director of another entity, one of whose executive officers served on the compensation committee of the Company;

3. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Executive Committee of the Board of Directors serves as the Board Compensation Committee of the Company, and is composed of Directors Downing, Foss, Hickman, Lawson, Martin and Maxwell. The Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Bank and the amounts paid, if any, to officers under the Bank's Incentive Compensation Plan. The members of the above Committee offer the following explanation for the determination of the CEO's compensation for 1995:

The base salary for 1995 for Mr. Hickman reflects an increase from 1994. The Executive Committee is pleased with Mr. Hickman's leadership, and the combined performance of the entire senior management group. The compensation objective is to provide salaries above the midpoint of the range for banks in the $200 to $500 million asset peer group, and to award bonuses that are determined by financial performance. Beginning for the year 1994, the bonus plan for senior management was changed to provide a higher current year payout, with smaller amounts being deferred.

                            STOCK PERFORMANCE GRAPH

The chart below shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the Keefe, Bruyette & Woods, Inc. ("KBW") 50 index, as well as the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The index is calculated on a modified equal dollar weighted basis with January 1, 1991 as a base date.


1/1/91=100     1990     1991      1992      1993      1994       1995
----------     ----     ----      ----      ----      ----       ----
  UBI          100.0    132.2     151.8     187.3     232.0      254.3
  S & P 500    100.0    130.5     140.4     154.6     156.6      215.5
  KBW 50       100.0    158.3     201.7     212.8     201.9      323.4

KBW is an institutionally oriented securities broker/dealer and a full service investment bank. KBW is located in Hartford, CT and New York, and specializes in the commercial banking and thrift industries. The KBW 50 index is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is intended to be representative of the price-performance of the nation's largest banks.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of March 15, 1996, no persons except those listed below, owned beneficially more than five percent (5%) of the voting securities of the Company. With respect to the Bank, such securities are held in its Trust & Investment Group. The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1995.


                                                                    Amount and Nature of     Percent
Name and Address of Beneficial Owner                                Beneficial Ownership    of Class
------------------------------------                                --------------------    --------
Lilley & Co., a nominee of United Bank & Trust as Trustee                 244,916  (1)           16.44%
P.O. Box 248
Tecumseh, MI  49286

Calhoun & Co., a nominee of Comerica Bank as Trustee                       90,054  (2)            6.04%
P.O. Box 55-519
Detroit, MI  48255

--------------------
(1.) The Bank as Trustee has sole voting and sole investment powers with respect to 148,215 of the shares, and shared voting and shared investment powers with respect to the remaining 60,701 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

(2.) According to information provided to us by Calhoun and Co., Comerica Bank is Trustee of seven personal trust accounts holding shares of the Company, and has sole voting and sole investment powers with respect to 17,670 of the shares, and shared voting and shared investment powers with respect to the remaining 72.384 of these shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name and address of each of the incumbent Directors, Director Nominees and Executive Officers, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1995, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the incumbent Directors and Director nominees and Executive Officers of the Company as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1995, according to information furnished to the Company by said persons. For a description and listing of the Executive Officers of the Company, see "Executive Officers" above.

                                          Amount and Nature               Percent of
Name and Address of Beneficial Owner     of Beneficial Ownership (1)      Class (11)
------------------------------------     ---------------------------     ------------
DIRECTOR NOMINEES - CLASS II DIRECTORS
--------------------------------------

John H. Foss                                             600                      *
100 E. Patterson
Tecumseh, Michigan  49286

David S. Hickman                                      29,957                    2.01%
P.O. Box 248
Tecumseh, Michigan  49286

Ann Hinsdale Knisel                                      186                      *
4404 Livesay Rd.
Sand Creek, Michigan  49279

Jeffrey T. Robideau                                   15,149 (2)                1.02%
707 S. Evans Street
Tecumseh, Michigan 49286

Richard S. Whelan                                      2,702                      *
106 N. Occidental
Tecumseh, Michigan  49286



INCUMBENT DIRECTORS - CLASS III DIRECTORS
-----------------------------------------
David N. Berlin                                          315                      *
103 W. Main
Hudson, Michigan  49247

Merlyn H. Downing                                     17,000 (3)                1.14%
406 Burt Street
Tecumseh, Michigan  49286

Charles E. Gross                                       5,131 (4)                  *
P.O. Box 606
Adrian, Michigan  49221

Linda J. Herrick                                       7,924 (5)                  *
261 Wildwood Circle
Tecumseh, Michigan  49286

John J. Wanke                                            680 (6)                  *
P.O. Box 248
Tecumseh, Michigan 49286

INCUMBENT DIRECTORS - CLASS I DIRECTORS
---------------------------------------

L. Donald Bush                                           703                      *
9432 Welch Road
Tecumseh, Michigan  49286

Patrick D. Farver                                      2,100 (7)                  *
484 Seel Drive
Adrian, Michigan  49221

James C. Lawson                                        9,703 (8)                  *
4070 Allen Rd.
Tecumseh, Michigan  49286

D. J. Martin                                          27,062                    1.82%
145 W. Chicago Boulevard
Tecumseh, Michigan  49286

David E. Maxwell                                      17,107 (9)                1.15%
P.O. Box 749
Adrian, Michigan  49221

James K. Whitehouse                                      150 (10)                *
2430 N. Maple Grove
Hudson, Michigan  49247


DIRECTOR EMERITUS
-----------------
William G. Thompson                                    1,105                     *
331 W. Main
Hudson, Michigan  49247

All Directors and Executive Officers as a            140,769                    9.45%
Group (18 persons)

__________________
(1) The numbers of shares stated in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.

(2) Includes 11,000 shares to which Mr. Robideau has sole voting and investment power, and 4,149 shares with respect to which he has shared voting and investment power.

(3) Includes 1,290 shares to which Mr. Downing has sole voting and investment power, and 15,710 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(4) Includes 1,825 shares to which Mr. Gross has sole voting and investment power, and 3,306 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(5) Includes 1,573 shares to which Mrs. Herrick has sole voting and investment power, and 6,351 shares with respect to which she has shared voting and investment power and no direct ownership interest.

(6) Includes 556 shares to which Mr. Wanke has shared voting and investment power, and 124 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(7) Includes 1,050 shares with respect to which Mr. Farver has shared voting and investment power, and 1,050 shares with respect to which he has shared voting and investment power.

(8) Includes 3,580 shares to which Mr. Lawson has sole voting and investment power, and 6,123 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(9) Includes 14,876 shares to which Mr. Maxwell has sole voting and investment power, and 1,971 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(10)Includes 150 shares for which Mr. Whitehouse has shared voting and investment power and no direct ownership interest.

(11)The symbol *, shown in this column, indicates ownership of less than 1%.

DISCLOSURE OF DELINQUENT FILERS

As far as can be determined by a review of Forms 3, 4 and 5 and amendments thereto as required by Section 12 of the Exchange Act, the following persons who were so required, failed to file reports on a timely basis as noted:

                                                              Number of           Number of known
                      Name and relationship        Form      late reports        failures to report
                      ---------------------        -----     ------------        ------------------
     Jeffrey T. Robideau, Director                  3           1                        None
     Merlyn H. Downing, Director                    4           2                        None
     Patrick D. Farver, Director                    4           3                        None
     James C. Lawson, Director                      4           2                        None
     Donald J. Martin, Director                     4           4                        None
     David E. Maxwell, Director                     4           5                        None
     John J. Wanke, Director and Executive Officer  4           1                        None
     Lilley & Co., reporting shareholder            4           9                        None
     James J. Robideau, retired Director            5           1                        None
     Karl R. Schneider, retired Director            5           1                        None



As far as can be determined, no other persons so required to report, fail to file such reports on a timely basis.

The stock transfer agent of the Company has historically assumed responsibility for assuring that the proper Forms 3, 4 and 5 are filed on a timely basis. However, due to changes in clerical responsibility during 1995, this step in the procedures was overlooked, resulting in the above-listed late filings. Changes have been made to assure that such late filings do not occur in the future.

                                 OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.



                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 /S/ Dale L. Chadderdon
                                 ----------------------
March 25, 1996                   Dale L. Chadderdon
                                 Senior Vice President, Secretary and Treasurer

                                   APPENDIX A

                              UNITED BANCORP, INC.
                          DIRECTOR RETAINER STOCK PLAN

1 -- PURPOSE

   The purpose of this Director Retainer Stock Plan is to provide Eligible Directors with a means of deferring payment of retainers and board meeting fees payable to them in the future as a result of serving as a director of the Company and/or the Bank, while at the same time expressing their commitment to the Company by subjecting such deferred retainers and fees to the stock market performance of the common stock of the Company.

2 -- DEFINITIONS

   As used in the Plan, the following terms have the following respective meanings:

   "Bank" means United Bank & Trust, a subsidiary of the Company.

   "Board" means the Board of Directors of the Company.

   "Committee" has the meaning given in Section 3 hereof.

   "Company" means United Bancorp, Inc., a Michigan corporation, and any successor thereof.

   "Determination Date" means, for each Participating Director, the earliest date on which, due to death, disability, or any other reason whatsoever, such Participating Director is neither a Director of the Company, nor a Director of the Bank.

   "Eligible Director" means, for any relevant time, each individual who at that time is a director of the Company and/or the Bank and is not also an employee of the Company or any subsidiary of the Company.

    "Market Price" means, for any given date: (i) if the Shares are then listed for trading on one or more national securities exchanges (including for this purpose the NASDAQ "National Market"), the average of the high and low sale prices for a Share on the principal such exchange on the date in question (or, if no Shares traded on such exchange on such date, the next preceding date on which such trading occurred); (ii) if (i) is inapplicable but bid and asked prices for Shares are quoted through NASDAQ, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); (iii) if (i) and (ii) are inapplicable but bid and asked prices for Shares are otherwise quoted by one or more broker-dealers known to the Company to be making a market in the Shares, the average of the highest bid and lowest asked prices so quoted on the date in question (or, if no prices were quoted on that date, the next preceding date on which they were quoted); and
(iv) if all of the foregoing are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Committee.

   "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

   "Participating Director" means an individual who, while an Eligible Director, has elected to participate in the Plan as contemplated by Section 5.1 hereof.

   "Participation Election" has the meaning given in Section 5.1 hereof.

   "Plan" means this Director Retainer Stock Plan.

   "Reserve Account" has the meaning given in Section 6.1 hereof.

   "Retainer" means the entire amount payable to a Participating Director for serving as a director of the Company and/or the Bank during a given period, including amounts payable for attendance during such period at meetings of the Board or of the board of directors of the Bank, but excluding any amounts payable for serving on or as chair of any committee of either board and excluding any amounts payable for reimbursement of expenses.

   "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

   "Shares" means shares of the no par value common stock of the Company, or such other securities or other property as hereafter may become issuable to a Participating Director in lieu of shares of such stock pursuant to an adjustment made under Section 9 hereof.

3 -- ADMINISTRATION

   The Plan shall be administered by a committee of the Board (the "Committee") consisting of the Chief Executive Officer of the Company (or, if the Chief Executive Officer is a not a member of the Board at a given time, consisting of all members of the Board who are not Eligible Directors). To the extent consistent with the terms of the Plan, the Committee shall have the power to interpret any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations that it deems necessary or advisable to administer the Plan. The Committee may appoint such agents to assist in administration of the Plan, other than Eligible Directors, as the Committee deems appropriate.

4 -- SHARES SUBJECT TO THE PLAN

   Subject to adjustment as provided in Section 9 hereof, no more than 20,000 Shares in the aggregate may be issued pursuant to the Plan. There shall at all times be reserved for issuance under the Plan from the authorized and unissued Shares a number of Shares equal to the maximum number that in future may be issued under the Plan.

5 -- ELECTION PROCEDURES

   5.1 INITIAL ELECTIONS. After the Plan becomes effective, an Eligible Director may elect to defer payment of all or a portion of his or her future Retainer by executing and delivering to the Secretary of the Company (or such other officer of the Company as the Committee hereafter may designate) a written election to participate in the Plan (a "Participation Election"), identifying (as a multiple of 10%) the percentage of the director's Retainer elected to be deferred and otherwise in such form as the Committee shall have approved. If a Participation Election is executed and delivered by an Eligible Director no later than 30 days after the Plan becomes effective (or, for an individual who later becomes an Eligible Director, no later than 30 days after he or she became eligible), the director's election shall be given effect commencing as of the next calendar quarter after delivery of the Participation Election or, if later, the date specified therein.

   5.2 CHANGES IN ELECTIONS. An Eligible Director who has become a Participating Director by complying with the procedures set forth above thereafter may increase or decrease the percentage of his or her Retainer to be deferred or may terminate future deferrals by executing and delivering to the Secretary or other designated officer another Participation Election reflecting such increase, decrease, or termination. However, the change reflected in such other Participation Election shall not be given effect until the next calendar year after it is delivered or, if later, the date specified therein.

6 -- RESERVE ACCOUNTS

   6.1 ESTABLISHMENT OF ACCOUNTS. For each Participating Director, the Company shall establish and maintain a bookkeeping account (a "Reserve Account") in which all units allocable to the Participating Director due to his or her participation in the Plan shall be credited.

   6.2 CREDITS TO ACCOUNTS FOR DEFERRED RETAINERS. Whenever a portion of his or her Retainer is earned by a Participating Director, the cash amount payable shall be reduced by the percentage of such amount which the Participating Director has elected to defer pursuant to his or her Participation Election then in effect, and there shall be credited to the Participating Director's Reserve Account a number (to four decimal places) of units that is equal to the amount by which the Participating Director's cash payment has been reduced, divided by the Market Price as of the date the cash payment is earned. For this purpose, portions of a Retainer attributable to meeting attendance shall be deemed earned as meetings are attended, and one quarter of the remainder of a Retainer for any calendar year shall be deemed earned as of the first business day of each calendar quarter.

   6.3 CREDITS FOR CASH DIVIDENDS OR DISTRIBUTIONS. On the payment date for any cash dividend or other cash distribution declared upon the Shares, there shall be credited to each Participating Director's Reserve Account that number (to four decimal places) of units that is equal to the total of units which on the related record date were in the Participating Director's Reserve Account, multiplied by the per Share cash dividend or other distribution, and divided by the Market Price on such payment date.

   6.4 REPORTS CONCERNING ACCOUNTS. In January of each year, the Company shall provide each Participating Director with an report of his or her Reserve Account balance as of the end of the preceding year.

7 -- PAYMENT OF ACCOUNT VALUES

   7.1 GENERAL. Subject to the provisions of Sections 7.2 and 7.3, on or within 30 days after a Participating Director's Determination Date, the Company shall issue and deliver to the Participating Director that number of Shares which equals the number of whole units credited to his or her Reserve Account as of the Determination Date and shall pay to the Participating Director in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the Reserve Account as of the Determination Date and the number of Shares being distributed, multiplied by the Market Price as of the Determination Date. If, on the date such Shares are issued and/or such payment is made, any cash dividend or other cash distribution has been declared upon the Shares with a record date earlier than the issuance date but after the Determination Date, then the Company also shall pay to the Participating Director in cash an amount equal to the total number of units in his or her Reserve Account on the Determination Date multiplied by the per Share cash dividend or distribution.

   7.2 EFFECT OF PLAN LIMITS ON SHARES. In any case in which the distribution of Shares to a Participating Director in accordance with Section 7.1 would be impermissible due to the Plan's limits on available Shares (after taking into account any then pending distribution to be made to any other Participating Director having an earlier Determination Date), the number of Shares to be issued to the affected Participating Director shall be reduced to the maximum number of Shares then permissible under such limits (or, if more than one Participating Director having the same Determination Date is affected, the highest whole number determined by multiplying the maximum number of Shares then available by a fraction the numerator of which is the Determination Date number of units in his or her Reserve Account and the denominator of which is the aggregate Determination Date number of units in the affected Participating Directors' Reserve Accounts), and the remaining value of his or her Reserve Account (or, if necessary, the entire value of such account) shall be determined in accordance with Section 7.1 and shall be payable in cash.

   7.3 DISTRIBUTION IN CASE OF DEATH OR MENTAL INCAPACITY. If a Participating Director's Determination Date occurs due to death, or if he or she dies prior to delivery of Shares and any cash required to be delivered pursuant to the Plan, the Shares deliverable shall be issued in the name of, and such Shares and any cash required to be delivered under the Plan shall be delivered to, the beneficiary or beneficiaries designated in the Participating Director's then most recent Participation Election, or, if no beneficiary has been designated, the legally appointed personal representative of the Participating Director's estate. If no such representative is appointed by the time delivery is due, then the Company shall hold the items to be delivered until appointment occurs or proper claim for such items otherwise is made of the Company by the person or persons entitled thereto. If the Company is notified that a Participating Director has been adjudicated mentally incompetent as of the time Shares and any cash deliverable under the Plan are to be delivered to the Participating Director, or if it otherwise is demonstrated to the satisfaction of the Company that such mental incapacity then exists by a person authorized by a durable power of attorney or similar document to attend to the Participating Director's financial affairs, the Shares shall be issued in the name of, and such Shares and any required cash shall be delivered to, the Participating Director's legally appointed guardian or conservator or, if none has been appointed, the holder of such power of attorney or similar document.

8 -- MISCELLANEOUS MATTERS

   8.1 DIRECTOR RIGHTS CONCERNING RESERVE ACCOUNTS. Reserve Accounts are not intended to be and shall not be trust accounts or escrow accounts for the benefit of any Participating Director or other person, nor shall the establishment and maintenance of a Reserve Account in itself afford any Participating Director or other person any right or interest in any asset the Company may determine to earmark or in any Shares reserved for future payment of benefits under the Plan. Rather, future benefits payable under the Plan are intended to be unfunded for tax purposes, and the sole right of a Participating Director or beneficiary or other successor in interest thereof with respect to his or Reserve Account shall be the right as an unsecured general creditor of the Company to claim any Shares or cash to which the Participating Director becomes entitled after his or her Determination Date, pursuant to the terms and conditions of the Plan.

   8.2 INALIENABILITY OF RESERVE ACCOUNTS. A Participating Director's right and interest in his or her Reserve Account shall not be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, garnishment for the benefit of creditors of the Participating Director, or other transfer whatsoever, other than by will or the laws of descent and distribution.

   8.3 RIGHTS AS HOLDER OF SHARES. A Participating Director shall have no rights as a holder of Shares to be delivered pursuant to the Plan unless and until a certificate evidencing such Shares is issued by the Company.

   8.4 FUTURE TERMS AS A DIRECTOR. Nothing in the Plan or any Participation Election shall obligate any Eligible Director or Participating Director to continue as a director of the Company or the Bank, or to accept any nomination for a future term as such a director, or require the Company to nominate or cause the nomination of any Eligible Director or Participating Director for a future term as a director of the Company or the Bank.

   8.5 WITHHOLDING. The Company shall be entitled to withhold and deduct from any amounts due from the Company to a Participating Director, all legally required amounts necessary to satisfy any Federal, state or local withholding taxes arising directly or indirectly in connection with the Plan or any Participation Election, and the Company may require the Participating Director to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participating Director's Reserve Account or Participation Election.

   8.6 APPLICABLE LAW. The Plan and all actions taken under it shall be governed by the internal laws of the State of Michigan.

9 -- ADJUSTMENTS

   In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, or other like change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number and type of Shares issuable under the Plan and in the numbers of units credited to the Reserve Accounts of Participating Directors as the Board determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan, but no adjustment shall be required by reason of any sales of Shares or other Company securities by the Company at any price, whether below, or at or about, Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege, or otherwise.

10 -- DURATION OF THE PLAN

   10.1 EFFECTIVE DATE. The Plan has been adopted by the Board subject to shareholder approval at the Company's 1996 annual meeting of shareholders and shall become effective when, and only when, such approval is obtained.

   10.2 TERMINATION AND AMENDMENT. The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Rule 16b-3; (ii) none of the foregoing actions by the Board shall adversely affect the rights of a Participating Director with respect to an effective Participation Election without such Participating Director's consent; and (iii) for so long as may be necessary in order for the Plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the Plan and those provisions affecting the type, extent, and timing of awards under the Plan may not be amended more often than every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

                                   APPENDIX B

                              UNITED BANCORP, INC.
                  SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

1 -- PURPOSE

   1.1 DEFERRED COMPENSATION. The purpose of this Senior Management Bonus Deferral Stock Plan is to provide Eligible Employees with a means of deferring payment of certain bonuses payable to them in the future as a result of serving as an employee of the Company and/or an Affiliated Entity, while at the same time expressing their commitment to the Company by subjecting such deferred payments to the stock market performance of the common stock of the Company.

   1.2 UNFUNDED PLAN. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA.

2 -- DEFINITIONS

   As used in the Plan, the following terms have the following respective meanings:

        "Affiliated Entity" means any corporation, partnership, or other business enterprise in which the Company directly or indirectly has a significant equity interest as determined by generally accepted accounting principles.

        "Board" means the Board of Directors of the Company.

        "Bonus" means, for any given calendar year, the entire amount payable in cash to an Eligible Employee in such year pursuant to the Senior Management Cash Bonus Plan or, if less, the amount payable to the employee pursuant to such plan which equals the Deferral Limit applicable for such calendar year.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" has the meaning given in Section 3 hereof.

        "Company" means United Bancorp, Inc., a Michigan corporation, and any successor thereof.

        "Deferral Limit" means, for any given calendar year, the maximum amount which any person eligible to participate in the Director Plan during the immediately preceding calendar year could elect to defer under that plan for such preceding year.

        "Determination Date" means, for each Participant, the earliest date on which, due to death, disability, or any other reason whatsoever, such Participant is neither an employee of the Company, nor an employee of any Affiliated Entity.

        "Director Plan" means the Director Retainer Stock Plan, as submitted for approval by the shareholders of the Company at its 1996 annual meeting and (provided such approval is obtained) as it thereafter may be amended from time to time.

        "Eligible Employee" means, for any relevant time, each employee of the Company or an Affiliated Entity who at that time is eligible to participate in the Senior Management Cash Bonus Plan.

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

        "Market Price" means, for any given date: (i) if the Shares are then listed for trading on one or more national securities exchanges (including for this purpose the NASDAQ "National Market"), the average of the high and low sale prices for a Share on the principal such exchange on the date in question (or, if no Shares traded on such exchange on such date, the next preceding date on which such trading occurred); (ii) if (i) is inapplicable but bid and asked prices for Shares are quoted through NASDAQ, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); (iii) if (i) and (ii) are inapplicable but bid and asked prices for Shares are otherwise quoted by one or more broker-dealers known to the Company to be making a market in the Shares, the average of the highest bid and lowest asked prices so quoted on the date in question (or, if no prices were quoted on that date, the next preceding date on which they were quoted); and (iv) if all of the foregoing are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Committee.

        "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

        "Participant" means an individual who, while an Eligible Employee, has elected to participate in the Plan as contemplated by Section 5.1 hereof.

        "Participation Election" has the meaning given in Section 5.1 hereof.

        "Plan" means this Senior Management Bonus Deferral Stock Plan.

        "Reserve Account" has the meaning given in Section 6.1 hereof.

        "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

        "Shares" means shares of the no par value common stock of the Company, or such other securities or other property as hereafter may become issuable to a Participant in lieu of shares of such stock pursuant to an adjustment made under Section 9 hereof.

        "Senior Management Cash Bonus Plan" means the United Bancorp, Inc. Cash Incentive Plan--Tier #1 as in effect at a relevant time or such successor cash bonus plan of the Company as is then in effect for senior management employees of the Company and/or Affiliated Entities.

3 -- ADMINISTRATION

   The Plan shall be administered by a committee of the Board (the "Committee") consisting of all Directors of the Company other than any who are Eligible Employees. To the extent consistent with the terms of the Plan, Committee shall have the power to interpret, any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan, to appoint such agents to assist in the administration of the Plan as the Committee deems appropriate, and to make all other determinations that it deems necessary or advisable to administer the Plan. The Committee's interpretation and construction of the Plan and all other Committee decisions concerning the Plan or the rights of any Participant or other person thereunder shall be binding and conclusive for all purposes upon all interested parties, subject only to the procedures and limited review permitted under Sections 11.1 through 11.4 of the Plan.

4 -- SHARES SUBJECT TO THE PLAN

   Subject to adjustment as provided in Section 9 hereof, no more than 5,000 Shares in the aggregate may be issued pursuant to the Plan. There shall at all times be reserved for issuance under the Plan from the authorized and unissued Shares a number of Shares equal to the maximum number that in the future may be issued under the Plan.

5 -- ELECTION PROCEDURES

   5.1 INITIAL ELECTIONS. After the Plan becomes effective, an Eligible Employee may elect to defer payment of all or a portion of his or her future Bonuses by executing and delivering to the Secretary of the Company (or such other officer of the Company as the Committee hereafter may designate) a written election to participate in the Plan (a "Participation Election"), identifying (as a multiple of 10%) the percentage of the Eligible Employee's Bonuses elected to be deferred and otherwise in such form as the Committee shall have approved. If a Participation Election is executed and delivered by an Eligible Employee no later than 30 days after the Plan becomes effective (or, for an individual who later becomes an Eligible Employee, no later than 30 days after he or she first became eligible), the employee's election shall be given effect commencing with any Bonus payable to the employee in the next calendar year, unless a later calendar year is specified in the Participation
Election.   If a Participation Election is executed and delivered by an
Eligible Employee after the 30 day period applicable to such employee, the election shall be given effect commencing with the second calendar year following the calendar year in which the Participation Election is delivered or, if later, the year specified therein.

   5.2 CHANGES IN ELECTIONS. An Eligible Employee who has become a Participant by complying with the procedures set forth above thereafter may increase or decrease the percentage of his or her Bonuses to be deferred or may terminate future deferrals by executing and delivering to the Secretary or other designated officer another Participation Election reflecting such increase, decrease, or termination. However, the change reflected in such other Participation Election shall only become effective commencing with the second calendar year following the calendar year in which the Participation Election is delivered or, if later, the year specified therein.

6 -- RESERVE ACCOUNTS

   6.1 ESTABLISHMENT OF ACCOUNTS. For each Participant, the Company shall establish and maintain a bookkeeping account (a "Reserve Account") in which all units allocable to the Participant due to his or her participation in the Plan shall be credited.

   6.2 CREDITS TO ACCOUNTS FOR DEFERRED BONUSES. Whenever a Bonus is payable to a Participant, the cash amount otherwise payable shall be reduced by the percentage of such amount which the Participant has elected to defer pursuant to his or her Participation Election then in effect (up to the applicable Deferral Limit), and there shall be credited to the Participant's

Reserve Account a number (to four decimal places) of units that is equal to the amount by which the Participant's cash payment has been reduced, divided by the Market Price as of the date the cash payment is payable.

   6.3 CREDITS FOR CASH DIVIDENDS OR DISTRIBUTIONS. On the payment date for any cash dividend or other cash distribution declared upon the Shares, there shall be credited to each Participant's Reserve Account that number (to four decimal places) of units that is equal to the total of units which on the related record date were in the Participant's Reserve Account, multiplied by the per Share cash dividend or other distribution, and divided by the Market Price on such payment date.

   6.4 REPORTS CONCERNING ACCOUNTS. In January of each year, the Company shall provide each Participant with an report of his or her Reserve Account balance as of the end of the preceding year, which report shall show any gain or loss in the value of the Participant's Reserve Account since the prior report.

7 -- PAYMENT OF ACCOUNT VALUES

   7.1 GENERAL. Subject to the provisions of Sections 7.2 and 7.3 and to applicable tax withholding as contemplated in Section 8.5, on or within 30 days after a Participant's Determination Date, the Company shall issue and deliver to the Participant that number of Shares which equals the number of whole units credited to his or her Reserve Account as of the Determination Date and shall pay to the Participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the Reserve Account as of the Determination Date and the number of Shares being distributed, multiplied by the Market Price as of the Determination Date. If, on the date such Shares are issued and/or such payment is made, any cash dividend or other cash distribution has been declared upon the Shares with a record date earlier than the issuance date but after the Determination Date, then the Company also shall pay to the Participant in cash an amount equal to the total number of units credited to his or her Reserve Account on the Determination Date multiplied by the per Share cash dividend or distribution, but net of required tax withholding.

   7.2 EFFECT OF PLAN LIMITS ON SHARES. In any case in which the distribution of Shares to a Participant in accordance with Section 7.1 would be impermissible due to the Plan's limits on available Shares (after taking into account any then pending distribution to be made to any other Participant having an earlier Determination Date), the number of Shares to be issued to the affected Participant shall be reduced to the maximum number of Shares then permissible under such limits (or, if more than one Participant having the same Determination Date is affected, the highest whole number determined by multiplying the maximum number of Shares then available by a fraction the numerator of which is the Determination Date number of units in his or her Reserve Account and the denominator of which is the aggregate Determination Date number of units in the affected Participants' Reserve Accounts), and the remaining value of his or her Reserve Account (or, if necessary, the entire value of such account) shall be determined in accordance with Section 7.1 and shall be payable in cash.

   7.3 DISTRIBUTION IN CASE OF DEATH OR MENTAL INCAPACITY. If a Participant's Determination Date occurs due to death, or if he or she dies prior to delivery of Shares and any cash required to be delivered pursuant to the Plan, the Shares deliverable shall be issued in the name of, and such Shares and any cash required to be delivered under the Plan shall be delivered to, the beneficiary or beneficiaries designated in the Participant's then most recent Participation Election, or, if no beneficiary has been designated, the legally appointed personal representative of the Participant's estate. If no such representative is appointed by the time delivery is due, then the Company shall hold the items to be delivered until appointment occurs or proper claim for such items otherwise is made of the Company by the person or persons entitled thereto. If the Company is notified that a Participant has been adjudicated mentally incompetent as of the time Shares and any cash deliverable under the Plan are to be delivered to the Participant, or if it otherwise is demonstrated to the satisfaction of the Committee that such mental incapacity then exists by a person authorized by a durable power of attorney or similar document to attend to the Participant's financial affairs, the Shares shall be issued in the name of, and such Shares and any required cash shall be delivered to, the Participant's legally appointed guardian or conservator or, if none has been appointed, the holder of such power of attorney or similar document. Payments made pursuant to this
Section 7.3 shall operate as a complete discharge of the Company, each Affiliated Entity, and the Committee.

8 -- MISCELLANEOUS MATTERS

   8.1 PARTICIPANT RIGHTS CONCERNING RESERVE ACCOUNTS. Reserve Accounts are not intended to be and shall not be trust accounts or escrow accounts for the benefit of any Participant or other person, nor shall the establishment and maintenance of a Reserve Account in itself afford any Participant or other person any right or interest in any asset the Company may determine to earmark or in any Shares reserved for future payment of benefits under the Plan. Rather, deferred compensation credited to the Reserve Accounts shall constitute general assets of the Company, shall be subject to the claims of the Company's general creditors, and shall not cause this to be a funded plan within the meaning of any section of ERISA or the Code. Future benefits payable under the Plan shall be paid only from the authorized stock and general funds of the Company, and are intended to be unfunded for tax purposes. The sole right of a Participant or beneficiary or other successor in interest thereof with respect to his or her Reserve Account shall be the right as an unsecured general creditor of the Company to claim any Shares or cash to which the Participant becomes entitled after his or her Determination Date, pursuant to the terms and conditions of the Plan.

   8.2 INALIENABILITY OF RESERVE ACCOUNTS. A Participant's right and interest in his or her Reserve Account and in the benefits provided under the Plan shall not be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, garnishment for the benefit of creditors of the Participant, or other transfer whatsoever, other than by will or the laws of descent and distribution. The Reserve Accounts and Plan benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

   8.3 RIGHTS AS HOLDER OF SHARES. A Participant shall have no rights as a holder of Shares to be delivered pursuant to the Plan unless and until a certificate evidencing such Shares is issued by the Company.

   8.4 NO EFFECT ON EMPLOYMENT. Nothing in the Plan or any Participation Election shall be construed to limit in any way the right of the Company or Affiliated Entity to terminate a

Participant's employment at any time for any reason whatsoever; nor shall it be evidence of any agreement or understanding, express or implied, that the Company or any Affiliated Entity (i) will employ an employee in any particular position or for any particular period of time, (ii) will ensure participation in any incentive program, or (iii) will grant any awards from any such program. Nothing in the Plan or any Participation Election shall obligate any Eligible Employee or Participant to continue as an employee of the Company or any Affiliated Entity.

   8.5 WITHHOLDING. The Company shall be entitled to withhold and deduct from any amounts due from the Plan to a Participant all legally required amounts necessary to satisfy any Federal, state, or local withholding taxes arising directly or indirectly in connection with the Plan or any Participation Election, and the Company may require the Participant to remit promptly to the Company the amount of any such taxes before taking any future action with respect to the Participant's Reserve Account or Participation Election.

   8.6 SEVERABILITY. The provisions of the Plan shall be deemed severable, and in the event any provision of the Plan is held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity and enforceability of any other provision of the Plan. The Board shall have the power to modify any provision so held to the extent reasonably necessary to make the provision, as so modified, valid, enforceable, and compatible with the other provisions of the Plan.

   8.7 APPLICABLE LAW. The Plan and all actions taken under it shall be governed by the internal laws of the State of Michigan.

9 -- ADJUSTMENTS

   In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, or other like change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number and type of Shares issuable under the Plan and in the numbers of units credited to the Reserve Accounts of Participants as the Board determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan, but no adjustment shall be required by reason of any sales of Shares or other Company securities by the Company at any price, whether below, or at or about, Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege, or otherwise.

10 -- DURATION OF THE PLAN

   10.1 EFFECTIVE DATE; PLAN YEAR. The Plan has been adopted by the Board subject to shareholder approval thereof and of the Director Plan at the Company's 1996 annual meeting of shareholders and shall become effective when, and only when, such approval is obtained. The records of the Plan shall be maintained on the basis of a calendar year, which shall be the Plan Year of the Plan.

   10.2 TERMINATION AND AMENDMENT. The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Rule 16b-3; (ii) none of the foregoing actions by the Board shall adversely affect the rights of a Participant with respect to benefits already accrued under the Plan without such Participant's consent; and (iii) for so long as may be necessary in order for the Plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the Plan and those provisions affecting the type, extent, and timing of awards under the Plan may not be amended more often than every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

11. -- CLAIMS AND DISPUTES; ARBITRATION

   11.1 CLAIMS. Claims for benefits under the Plan shall be made in writing to the Committee. The claimant may furnish the Committee with any written material he or she believes necessary to perfect the claim.

   11.2 REQUEST FOR REVIEW. A person whose claim for benefits under the Plan has been denied, or his or her duly authorized representative, may request a review upon written application to the Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Committee within 60 days after receipt by the claimant of written notification of the denial of a claim. A decision by the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The decision on review shall be in writing, shall include reasons for the decision, may include specific reference to the pertinent provision of the Plan on which the decision is based, and shall be written in a manner calculated to be understood by the claimant.

   11.3 ARBITRATION. Unless otherwise required by law, any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by binding arbitration in the City of Tecumseh in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by the claimant, and the third of whom shall be appointed by the first two arbitrators. If the selected (third) arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Circuit Court of Lenawee County, Michigan shall be invoked to make such selection. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as provided in Section 11.4 below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Review by the arbitrators of any decision, action, or interpretation of the Board or Committee shall be limited to a determination of whether it was arbitrary and capricious or constituted an abuse of discretion, within the guidelines of Firestone Tire & Rubber Co. v. Bruch, 489 U.S. 101 (1989). In the event the claimant shall retain legal counsel and/or incur other costs and expenses in connection with enforcement of any of the claimant's rights under this Plan, the claimant shall not be entitled to recover from the Company any attorney fees, costs, or expenses in connection with the enforcement of such rights (including enforcement of any arbitration award in court), regardless of the final outcome.

        11.4 CONDUCT OF ARBITRATION HEARING. Any arbitration shall be conducted as follows:

        (a) The arbitrators shall follow the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with the rules of evidence, shall grant essential but limited discovery, shall provide for the exchange of witness lists and exhibit copies, and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

        (b) The arbitrators shall complete their proceedings and render their decision within 40 days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrators do not fulfill their responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of new arbitrators.

        (c) The decision of the arbitrator shall be final and binding upon the parties, and a judgment by any Circuit Court of the State of Michigan or any other court of competent jurisdiction may be entered in accordance therewith.

        (d) The costs of the arbitration shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses relating to its participation in the arbitration.

        (e) Every asserted claim to benefits or other right of action by or on behalf of any Participant (or any beneficiary or other successor in interest or guardian, personal representative, or other representative thereof) against the Company or any Affiliated Entity arising out of or in connection with the Plan shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of the earliest of: (i) one year from the date of the alleged act or omission in respect of which such right of action first arises in whole or in part, (ii) one year after the Participant's Determination Date, or (iii) six months after notice is given to the Participant (or his or her beneficiary or other successor in interest or guardian, personal representative, or other representative, as the case may be) of the amount of benefits payable to or in the right of the Participant under the Plan.

                              UNITED BANCORP, INC.
                           Tecumseh, Michigan  49286

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF SHAREHOLDERS ON APRIL 16, 1996

The undersigned hereby appoints M. H. Downing and David S. Hickman, and either of them, with full power of substitution, Proxies to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. ("Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 16, 1996 at 4:30 p.m., local time, and any adjournment thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all proposals.

The Board of Directors recommends a vote FOR all proposals.

                                                      PROPOSAL 1
To elect five directors to serve as "Class II Directors" until the 1999 Annual Meeting of Shareholders, or until their successors have been elected and qualified:

                                        Class II Director Nominees:

John H. Foss                                  David S. Hickman           Ann Hinsdale Knisel
Jeffrey T. Robideau                                                      Richard S. Whelan
                                              Mark only one box
/  / FOR all nominees                                            /  /     FOR, except vote withheld from the
                                                                          following nominees:
/  / WITHHELD from all nominees
                                                                          -----------------------------------
                                                                          -----------------------------------

                                                      PROPOSAL 2

To establish a Directors' Retainer Stock Plan.
/  / FOR                                 /  / AGAINST                        /  /      ABSTAIN

                                                      PROPOSAL 3

To establish a Senior Management Deferred Bonus Stock Plan.
/  / FOR                                 /  / AGAINST                        /  /      ABSTAIN

                                                      PROPOSAL 4

To ratify the appointment of Crowe, Chizek and Company LLP as independent auditors.
/  / FOR                                 /  / AGAINST                        /  /      ABSTAIN

                                                   Witness my hand and seal this _____ day of
                                                   ______________, 1996.

                                                   ___________________________________________
                                                                     (Signature)
                                                   ___________________________________________
                                                                     (Signature)

   Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.